                            CAPITAL ONE MASTER TRUST
          TRUST EXCESS SPREAD ANALYSIS -             MAY-01

     Card Trust                         COMT 96-1*     COMT 96-2      COMT 96-3     COMT 97-1*     COMT 97-2*      COMT 98-1
     Deal Size                            $845MM         $750MM         $500MM        $608MM         $502MM          $591MM
     Expected Maturity(Class A):         8/15/01        12/15/01       1/15/04       6/15/02        8/15/02         4/15/08

     ------------------------------------------------------------------------------------------------------------------------------
     Excess Spread:
           Portfolio Yield                24.61%         24.61%         24.61%        24.61%         24.61%          24.61%
            LESS:   (Wt Avg) Coupon       4.19%          4.22%          4.25%         4.85%          4.14%           6.24%
                    SVC Fees              1.50%          1.50%          1.50%         1.50%          1.50%           1.50%
                    Charge-Offs           4.06%          4.06%          4.06%         4.06%          4.06%           4.06%

     Excess Spread:    May-01             14.86%         14.83%         14.80%        14.20%         14.91%          12.81%
                       Apr-01             15.12%         15.43%         15.39%        15.52%         15.18%          14.40%
                       Mar-01             17.51%         17.70%         17.67%        17.91%         17.56%          16.57%
     3-Mo Avg Excess Spread               15.83%         15.99%         15.95%        15.88%         15.88%          14.59%
     ------------------------------------------------------------------------------------------------------------------------------

     Delinquents:   30 to 59 days         1.78%          1.78%          1.78%         1.78%          1.78%           1.78%
                    60 to 89 days         1.15%          1.15%          1.15%         1.15%          1.15%           1.15%
                    90+ days              2.35%          2.35%          2.35%         2.35%          2.35%           2.35%

     Monthly Payment Rate                 16.24%         16.24%         16.24%        16.24%         16.24%          16.24%

     Card Trust                         COMT 99-1      COMT 99-2      COMT 99-3     COMT 00-1      COMT 00-2       COMT 00-3
     Deal Size                            $625MM         $625MM         $500MM        $600MM         $750MM         $1000MM
     Expected Maturity(Class A):         05/15/04       05/15/02       07/15/06      02/17/03       06/15/05        08/15/07

     ------------------------------------------------------------------------------------------------------------------------------
     Excess Spread:
           Portfolio Yield                24.61%         24.61%         24.61%        24.61%         24.61%          24.61%
            LESS:   (Wt Avg) Coupon       4.43%          4.25%          4.60%         7.16%          6.76%           4.11%
                    SVC Fees              1.50%          1.50%          1.50%         1.50%          2.00%           2.00%
                    Charge-Offs           4.06%          4.06%          4.06%         4.06%          4.06%           4.06%

     Excess Spread:    May-01             14.62%         14.80%         14.45%        11.89%         11.79%          14.44%
                       Apr-01             15.26%         15.40%         15.09%        13.52%         13.42%          15.07%
                       Mar-01             17.61%         17.67%         17.45%        15.74%         15.64%          17.44%
     3-Mo Avg Excess Spread               15.83%         15.96%         15.66%        13.72%         13.62%          15.65%
     ------------------------------------------------------------------------------------------------------------------------------

     Delinquents:   30 to 59 days         1.78%          1.78%          1.78%         1.78%          1.78%           1.78%
                    60 to 89 days         1.15%          1.15%          1.15%         1.15%          1.15%           1.15%
                    90+ days              2.35%          2.35%          2.35%         2.35%          2.35%           2.35%

     Monthly Payment Rate                 16.24%         16.24%         16.24%        16.24%         16.24%          16.24%

     Card Trust                         COMT 98-3*      COMT 98-4
     Deal Size                            $486MM          $750MM
     Expected Maturity(Class A):         08/16/01        11/15/03

     ---------------------------------------------------------------
     Excess Spread:
           Portfolio Yield                24.61%          24.61%
            LESS:   (Wt Avg) Coupon        5.83%          5.40%
                    SVC Fees               1.50%          1.50%
                    Charge-Offs            4.06%          4.06%

     Excess Spread:    May-01             13.22%          13.65%
                       Apr-01             15.09%          15.19%
                       Mar-01             16.71%          17.30%
     3-Mo Avg Excess Spread               15.01%          15.38%
     ---------------------------------------------------------------

     Delinquents:   30 to 59 days          1.78%          1.78%
                    60 to 89 days          1.15%          1.15%
                    90+ days               2.35%          2.35%

     Monthly Payment Rate                 16.24%          16.24%

     Card Trust                         COMT 00-4      COMT 00-5      COMT 01-1
     Deal Size                           $1200MM        $1250MM        $1200MM
     Expected Maturity(Class A):        10/17/05        10/15/03       2/15/08

     ---------------------------------------------------------------------------
     Excess Spread:
           Portfolio Yield               24.61%          24.61%        24.61%
            LESS:   (Wt Avg) Coupon       5.64%          5.54%          3.87%
                    SVC Fees              2.00%          2.00%          2.00%
                    Charge-Offs           4.06%          4.06%          4.06%

     Excess Spread:    May-01            12.91%          13.01%        14.68%
                       Apr-01            13.88%          13.97%        15.27%
                       Mar-01            16.80%          16.88%          N/A
     3-Mo Avg Excess Spread              14.53%          14.62%          N/A
     ---------------------------------------------------------------------------

     Delinquents:   30 to 59 days         1.78%          1.78%          1.78%
                    60 to 89 days         1.15%          1.15%          1.15%
                    90+ days              2.35%          2.35%          2.35%

     Monthly Payment Rate                16.24%          16.24%        16.24%


     Card Trust                         COMT 01-2      COMT 01-3
     Deal Size                            $975MM         $634MM
     Expected Maturity(Class A):         3/16/06        3/15/06

     ----------------------------------------------------------------
     Excess Spread:
           Portfolio Yield                24.61%         24.61%
            LESS:   (Wt Avg) Coupon       4.62%          4.62%
                    SVC Fees              1.25%          1.25%
                    Charge-Offs           4.06%          4.06%

     Excess Spread:    Jan-00             14.68%         14.68%
                       Jan-00              N/A            N/A
                       May-01              N/A            N/A
     3-Mo Avg Excess Spread               14.68%         14.68%
     ----------------------------------------------------------------

     Delinquents:   30 to 59 days         1.78%          1.78%
                    60 to 89 days         1.15%          1.15%
                    90+ days              2.35%          2.35%

     Monthly Payment Rate                 16.24%         16.24%

     This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

     COMMENTS:
     Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com/invest/financials/abs.html

* The increases in reported gross yield and excess spread and the delinquency and loss rates for the Capital One Master Trust for March and April, 2001 reflect the impact of a February 2001 addition of accounts which resulted in a broader cross section of accounts in the Master Trust.

  Changes in the Master Trust's March and April, 2001 performance do not reflect a material change in the performance of Capital One Bank's managed portfolio.